Verizon Acquisition of Terremark January 28, 2011 Exhibit 99.1

Agenda
Q&A
Lowell McAdam
President & Chief Operating Officer
Verizon Communications
Summary
Fran Shammo
Chief Financial Officer
Verizon Communications
Financial Review
Manuel D. Medina
Chief Executive Officer & Chairman
Terremark Worldwide
Terremark Overview
Lowell McAdam
President & Chief Operating Officer
Verizon Communications
Strategic Overview

“Safe Harbor” Statement
NOTE: This presentation contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of adverse conditions in the U.S. and international economies; the effects of competition in our markets; materially adverse changes in labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; the effect of material changes in available technology; any disruption of our suppliers’
provisioning of critical products or services; significant increases in benefit plan costs or lower investment returns on plan assets; the impact of natural or man-made disasters or existing or future litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; any changes in the regulatory environments in which we operate, including any loss of or inability to renew wireless licenses, and the final results of federal and state regulatory proceedings and judicial review of those results; the timing, scope and financial impact of our deployment of fiber-to-the-
premises broadband technology; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to complete acquisitions and dispositions; our ability to successfully integrate Alltel Corporation into Verizon Wireless’s business and achieve anticipated benefits of the acquisition; and the inability to implement our business strategies.

“Safe Harbor” Statement
Please note that slides related to today's call are available on Terremark's Web site, at
www.Terremark.com under the investor relations link.
During our call today, we will be making forward-looking statements. Any statements that refer to expectations, projections, or other characterization of future events, including financial projections and future market conditions, is a forward-looking statement. Actual results may differ materially from those expressed in these forward-looking statements. For more information, please refer to the risk factors discussed in Terremark’s form 10-K, the form 8-K filed with the SEC today, and today’s press release.
Terremark does not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances.
We will also provide non-GAAP measures on today's conference call. We provide a reconciliation of those measures to the most directly-comparable GAAP measures and a list of the reasons why the
Company uses those measures in today's press release.

Note
•
Verizon intends to file an offer to purchase and Terremark intends to file a proxy statement, and other materials with the Securities and Exchange Commission (“SEC”) in connection with the proposed transaction. We urge investors to read these documents when they become available because they will contain important information. Investors will be able to obtain free copies of the offer to purchase and proxy statement, as well as other filed documents containing information about Verizon and Terremark, at
www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents at www.verizon.com/investor. Free copies of Terremark’s filings are available at www.terremark.com/investor-relations.aspx.
•
Verizon, Terremark, and their respective directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from Terremark shareowners with respect to the proposed merger of Verizon’s wholly owned subsidiary
Verizon Holdings Inc. with and into Terremark. Information about Verizon’s directors and executive officers is available in Verizon’s proxy statement for its 2010 annual meeting of shareholders, dated March 22, 2010. Information about Terremark’s directors and executive officers is available in Terremark’s proxy statement for its 2010 annual meeting of shareholders, dated June 16, 2010. Additional information about the interests of potential participants will be included in the offer to purchase and proxy statement and other materials filed with the SEC.

Today’s News
Terremark enhances our superior global asset position
• Verizon is acquiring Terremark
• Terremark will be a separate subsidiary delivering enterprise
IT platform solutions
• Together Verizon and Terremark will be the preeminent
business class cloud partner for enterprises and
governments of all sizes, around the globe
• Commitment to agile innovation and superior service and
support

verizon business
Cloud Services
HQ
LOCAL BRANCHES
DATA CENTERS
Premier Global IP Backbone

MCI

cybertrust certified

Verizon’s Capabilities
Superior global assets, strong strategic position
• Premier Global Network
Service Provider
• Offices in 75 countries
• Over 3,000 Professional
Service consultants
• IP Network in 2,700
cities, 159 countries
• #1 in Security Services
• ~200 Data Centers
– 5 Smart Data Centers
– 16 Premium Data Centers
– 29 Advanced Data Centers
– ~150 Standard Data
Centers
Security
Global Network
Professional Services
Data Centers

This combination creates a tipping point for ‘everything-as-a-service’
through a unified enterprise IT platform and unique business cloud offerings leveraging the companies’ collective strengths.
Strategic Overview
A Verizon Company
Terremark accelerates the cloud opportunity for Verizon
•
Leading cloud services
provider
•
Leader in managed security
services
•
One of the largest managed
hosting companies
•
Global data center footprint
•
Comprehensive services
portfolio
•
Agile innovator in secure IT
and cloud services
•
Unified enterprise IT platform
•
Leading global provider of
managed IT infrastructure
services
•
Innovative technology
platform delivering cloud,
security  and managed
hosting services
•
13 data centers in the US,
Europe and Latin America
•
Global portfolio of advanced
voice, data, IP, IT and
security solutions
•
Leader in Cloud Infrastructure
as a Service and Web
Hosting
•
Leader in Managed Security
Services
•
16 Premium Data Centers
and 5 Smart Data Centers in
US, Europe and Asia

Recognized leader in Infrastructure-as-a-Service
(1) Projected guidance midpoint
Total Revenue ($M)
$351.5
$292.3
$250.5
$187.4
FY 2008 FY 2009 FY 2010 FY 2011
• Colocation
– Space, power and a secure
environment for clients’ IT equipment
• Managed Services
– Encompasses design, deployment,
operation, monitoring and
management of clients' IT
infrastructure
– Managed Hosting
– Cloud Computing
– Managed Network Services
– Security
• Exchange Point
– Allows customers to connect their
networks and equipment in a flexible
and cost-effective manner
FY 2Q ’11 Revenue Mix
50%
Managed Services
6% Exchange Point
44% Colocation
Terremark’s Capabilities
(1)
23% CAGR

Terremark’s Strategic Global Footprint
Source: Company website and filings
Santa Clara
Dallas
Culpeper
Miami
Dominican
Republic
Bogota
Sao Paulo
Madrid
Brussels
Amsterdam
Istanbul
Key Highlights
• Data centers in the United States,
Europe and Latin America
• Flagship Facilities:
– NAP of the Americas (Miami)
– NAP of the Capital region “NCR”
(Culpeper)
– NAP West (Santa Clara)
• 567k net sq. feet available as of 2Q
FY11 with 332k  sq. feet built out
– Utilization of 62% (of built-out space)
• Launched construction of NAP of
Amsterdam in June 2010 with 25k sq.
feet of colocation space
• FY11 expected Capex of ~$120M
– Expansion of 2nd and 3rd
datacenters at NCR
– Phase I Santa Clara expansion
Proven track record of delivering global cloud-based services

Solid synergy opportunities
Value Drivers
• Revenue synergies
– Terremark services sold though more expansive Verizon channels
– Verizon services sold through Terremark’s Federal and Latin
American channels
– Accelerated product development and cloud migration
• Operating expense synergies
– SG&A savings
– Reduced network costs
• Capital expenditures synergies
– Procurement efficiencies
– Avoidance of Terremark network and back-office system growth requirements
– More efficient capacity expansion and utilization opportunities

Expect tender offer to commence February 10 – 17, 2011
Key Transaction Terms
• $19.00 per Terremark common share
• $1.4B total equity value
• Tender offer and second step merger
• Hart-Scott-Rodino approval and customary closing
conditions

No significant impact to Verizon leverage ratios
Financing
• Verizon will finance the transaction through a combination of cash and debt
– Initial increase of $2B in Verizon net debt to finance
transaction
• Anticipate that Terremark secured debt will be refinanced
– $470M of secured bonds with 12% coupon
– $75M of secured bonds with 9.5% coupon

Significant value creation
Financial Impact
• Synergies of approximately $500M (NPV) driven by
revenue lift, expense opportunities and capital savings
• Neutral to EPS near-term, accretive longer-term
• No material near-term impact on operating cash flow

Summary
• Strategic addition to evolving service stack
• Operated as a separate unit with existing brand and
management
• Expands and enhances existing capabilities and addressable market
• Accelerates progress on strategic initiatives
• Positions Verizon to win as enterprises undergo IT
consumption paradigm shift
• Positive contribution to top-line growth, margins and earnings
Terremark enhances our superior global asset position